Exhibit 10.1

                       ASSIGNMENT AND ASSUMPTION AGREEMENT

     This Assignment and Assumption Agreement ("Agreement") is made and entered into this 19th day of February, 2002 intended to be effective as of January 7, 2002, by and between Champion Trailer, Inc., an Indiana corporation ("Champion") and DW Leasing, LLC, an Indiana limited liability company ("DW Leasing").

                                   WITNESSETH:

     WHEREAS, Champion entered into and executed a Manufacturing Agreement with DW Leasing and has also entered into a Financing Agreement with Evernham Motorsports dated September 20, 2001 (the "Documents"); and

     WHEREAS, pursuant to the terms of the Manufacturing Agreement, DW Leasing has made progress payments to Champion in respect of three (3) Trailers constructed to the specifications of Evernham Motorsports, which progress payments total in amount to $550,446.61; and

     WHEREAS, DW Leasing now desires to acquire directly all of Champion's rights, title and interest related to the Documents and the Trailers as well as to assume each and every obligation or liability of Champion of any kind, nature and description under the Manufacturing Agreement and Financing Agreement and related Documents, which are attached hereto as Exhibit "A".

     NOW, THEREFORE, in consideration of the mutual undertakings and covenants set forth in this Agreement, and other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, Champion and DW Leasing, intending to be legally bound, hereby agree as follows:

                      ARTICLE I - ASSIGNMENT AND ASSUMPTION

     1.1 Assignment. Champion hereby assigns, transfers, conveys and delivers to DW Leasing all of its respective rights, title and interests pursuant to the Manufacturing Agreement, and the Financing Agreement and any other document, agreement, contract, memorandum or otherwise ancillary or related to the transactions contemplated by the Manufacturing Agreement and Financing Agreement.

     1.2 Assumed Liabilities. DW Leasing hereby assumes and agrees to pay, perform and discharge fully as and when due all of the liabilities, including, without limitation, all of the obligations and duties of Champion that Champion assumed by virtue of executing the Manufacturing Agreement and Financing Agreement and such other liabilities and obligations of, and matured and unmatured claims against Champion relating to the Manufacturing Agreement or the Financing Agreements.

     1.3 Further Assurances. Champion will, without further consideration, at any time and from time to time at the request of DW Leasing do, execute, acknowledge, obtain and deliver any and all instruments as may reasonably be required for the purpose of vesting in the DW Leasing the full right, title and interest of Champion granted under the Manufacturing Agreement and Financing Agreement, enabling DW Leasing to enjoy and carry out the intent and purposes of this Agreement. DW Leasing will, without further consideration, at any time and from time to time, at the request of Champion do, execute, acknowledge, obtain and deliver any and all instruments as may reasonably be required for the purpose of effecting the assumption of any liabilities of Champion by DW Leasing arising by reason of its execution of the Manufacturing Agreement and Financing Agreement thereby carrying out the intent and purpose of this Agreement.

                           ARTICLE II - MISCELLANEOUS

     2.1 Binding Effect, This Agreement will be binding upon and will inure to the benefit of Champion and DW Leasing and their respective successors and permitted assigns.

     2.2 Miscellaneous. Captions and section headings are for convenience only, are not a part of this Agreement, and may not be used in construing it. Any failure by any party to comply with any of the obligations set forth in this Agreement may be waived by the other party, but any such waiver must be in writing and will not be deemed a waiver of any other obligation, agreement or condition contained in this Agreement. Each of the parties agrees to cooperate in the effectuation of the transactions contemplated under this Agreement and to execute any and all additional documents and to take such additional actions as is reasonably necessary for such purposes.

     2.3 Amendments. There are no verbal agreements, representations, warranties, undertakings, or agreements between the parties, and this Agreement may not be amended or modified in any respect except by a written instrument signed by the parties to this Agreement.

     2.4 Governing Law. This Agreement is to be governed by and construed in accordance with the laws of the State of Indiana.

     2.5 Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which when taken together, will deemed to constitute one and the same Agreement.

     IN WITNESS WHEREOF, the parties hereto have executed this Assignment and Assumption Agreement on the date first above written.


                                    Champion Trailer, Inc.


                                    By: /s/ Marcus Kennedy
                                        Marcus Kennedy, President DW

                                    DW Leasing, LLC


                                    By: /s/ Terry G. Whitesell
                                        Terry G. Whitesell, Managing Member